Exhibit 4.14

SECOND AMENDED AND RESTATED
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Second Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made as of May 20, 2011 by and among certain holders of Common Stock listed on Exhibit A to this Agreement (“Common Holders”), TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and the holders of capital stock of the Company listed on Exhibit B to this Agreement (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company, the Common Holders and certain of the Investors (the “Prior Investors”) previously entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 26, 2010 (the “Prior Agreement”), in connection with the purchase of shares of Series C Preferred (as defined below); and

WHEREAS, the Prior Investors are the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series C-1 Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Prior Investors holding at least sixty percent (60%) of the outstanding shares of Series C Preferred, and the holders of at least a majority of the Common Stock of the Company held by the Common Stockholders listed on Exhibit A attached to the Prior Agreement and the Company.

NOW, THEREFORE, BE IT RESOLVED, the Existing Investors and the Common Stockholders listed on Exhibit A attached to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

AGREEMENT

1.             Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

1.1.         “Affiliate” has the same meaning as defined in that certain Amended and Restated Investor Rights Agreement of even date herewith between the Company, the Common Stockholders listed on Exhibit A thereto and the Investors listed on Exhibit B thereto.

1.2.         “Common Stock” means the Company’s Common Stock and shares of Common Stock issued or issuable upon conversion of other outstanding Company securities, the conversion of which may be made with or without payment of consideration.

1.3.         “Co-Sale Pro Rata Portion” means the ratio that (x) the sum of the number of shares of Common Stock then held by an Investor, bears to (y) the sum of the total number of shares of Common Stock then held by all Investors and the Common Holder proposing to transfer Shares. For purposes of determining an Investor’s Co-Sale Pro Rata Portion hereunder, such Investor shall be deemed to hold, in addition to the actual shares of Common Stock then held by such Investor, a number of shares of Common Stock equal to the number of shares of Common Stock issued or issuable upon conversion of other outstanding Company securities, the conversion of which may be made with or without payment of consideration.

1.4.         “Eligible Investor” means (a) an Investor who or which, together with its Affiliates, at the time in question, hold(s) at least two percent (2%) of the aggregate shares of Series C Preferred and Series C-1 Preferred (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and capitalizations and like occurrences with respect to, the Series C Preferred and/or Series C-1 Preferred, as applicable), or (b) an Investor who or which, together with its Affiliates, at the time in question, hold(s) all of the shares of Series C Preferred and Series C-1 Preferred originally purchased by such Investor directly from the Company (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and capitalizations and like occurrences with respect to, the Series C Preferred and/or Series C-1 Preferred, as applicable).

1.5.         “Preferred Stock” means shares of the Company’s Series A Preferred, Series B Preferred, Series C Preferred and/or Series C-1 Preferred.

1.6.         “Registrable Securities” has the same meaning as defined in that certain Amended and Restated Investor Rights Agreement of even date herewith between the Company, the Common Stockholders listed on Exhibit A thereto and the Investors listed on Exhibit B thereto.

1.7.         “ROFR Pro Rata Portion” means the ratio that (x) the sum of the number of shares of Common Stock then held by an Investor bears to (y) the sum of the total number of shares of Common Stock then held by all Investors. For purposes of determining an Investor’s ROFR Pro Rata Portion hereunder, such Investor shall be deemed to hold, in addition to the actual shares of Common Stock then held by such Investor, a number of shares of Common Stock equal to the number of shares of Common Stock issued or issuable upon conversion of other outstanding Company securities, the conversion of which may be made with or without payment of consideration.

1.8.         “Series A Preferred” means the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share.

1.9.         “Series B Preferred” means the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share.

1.10. “Series C Preferred” means the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share.

1.11. “Series C-1 Preferred” means the Company’s Series C-1 Convertible Preferred Stock, par value $0.0001 per share.

1.12. “Shares” means any shares of Common Stock now owned or subsequently acquired by a Common Holder.

2.             Sales by the Common Holders or Investors.

2.1.         Notice of Sales. Should a Common Holder propose to sell or transfer any Shares or an Investor propose to sell or transfer any Registrable Securities, prior to such sale or transfer, such Common Holder or Investor (each a “Selling Stockholder”) shall deliver a written notice (the “Notice”) to the Company and the other Investors who are also Eligible Investors (the “Non-Selling Investors”). The Notice shall describe in reasonable detail the proposed sale or transfer, including, without limitation, the number and type of Shares or Registrable Securities, as applicable, to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, the name and address of each prospective purchaser or transferee, and any other material terms and conditions upon which such sale or transfer is to be made, along with copies of all material proposed agreements relating to such sale, including but not limited to, purchase agreements, voting or proxy agreements, and other agreements or documents requested by the Company.

2.2.         Right of First Refusal.

(a)           Company Right of First Refusal. The Company shall have the option, exercisable upon written notice (“Company Notice”) to such Selling Stockholder and the Non-Selling Investors within fifteen (15) days after delivery of the Notice, to purchase some or all of the Shares or Registrable Securities, as applicable, proposed to be sold by the Selling Stockholder. The purchase price at which the Shares or Registrable Securities are offered to the Company, and the other terms of sale, shall be as specified in the Notice.

(b)           Non-Selling Investors’ Right of First Refusal. In the event that the Company declines to exercise in full its right of first refusal set forth in Section 2.2(a) above, each Non-Selling Investor shall then have the option, exercisable within fifteen (15) calendar days after delivery of the Company Notice upon written notice to such Selling Stockholder and the other Non-Selling Investors (the “Election Notice”), to purchase its ROFR Pro Rata Portion of the Shares or Registrable Securities, as applicable, not purchased by the Company. If less than the total number of Shares or Registrable Securities specified in the Notice (such amount that is less than the total number of Shares or Registrable Securities, as applicable, known herein as the “Shortfall”) is being purchased by all Non-Selling Investors, then each Non-Selling Investor who is purchasing its full ROFR Pro Rata Portion of the Shares or Registrable Securities, as applicable, (each a “Fully Participating Purchaser”) will have the right but not the obligation to purchase its pro rata share of the Shortfall. Such pro rata amount will be determined by multiplying the Shortfall by the following fraction: the total amount of Shares or Registrable Securities, as applicable, specified in the Notice that were purchased by such Fully Participating Purchaser divided by the total amount of all Shares specified in the Notice that were purchased by all Fully Participating Purchasers who desire to purchase their pro rata amount of the Shortfall.

2.3.         Co-Sale Right. In the event that the Company and the Non-Selling Investors do not exercise their full rights of first refusal pursuant to Section 2.2, each Non-Selling Investor not purchasing Shares or Registrable Securities, as applicable, pursuant to Section 2.2 shall have the option, exercisable upon written notice to the Selling Stockholder within fifteen (15) calendar days after the last occurrence of the Company Notice or Election Notice, as the case may be, to participate in such Selling Stockholder’s sale of Shares or Registrable Securities, as applicable, pursuant to the specified terms and conditions of the Notice, up to such Non-Selling Investor’s Co-Sale Pro Rata Portion. Non-Selling Investors which elect to exercise their co-sale rights in full are referred to herein as “Participants.”

3.             Procedures Upon Exercise of Rights.

3.1.         Right of First Refusal. If any one or more of the Company or the Non-Selling Investors exercise the right of first refusal described in Section 2.2 above as to all of the Shares or Registrable Securities, as applicable, proposed to be sold by the Selling Stockholder, then within fifteen (15) days of the expiration of all required notice periods set forth above, (a) the Selling Stockholder shall deliver to the purchasers thereof one or more certificates representing the Shares or Registrable Securities, as applicable, so purchased by such purchaser, properly endorsed for transfer, and (b) the Company and the Non-Selling Investors, with respect to the Shares or Registrable Securities, as applicable, it has elected to purchase, shall deliver to the Selling Stockholder a check for the purchase price of the Shares or Registrable Securities, as applicable, it has elected to purchase, against delivery of such certificate(s). The Company agrees to effect the transfer of Shares or Registrable Securities, as applicable, on its stock ledger, to issue new certificate(s) representing such transferred Shares as appropriate, and to deliver the Non-Selling Investors’ checks, if any, to the Selling Stockholder.

3.2.         Right of Co-Sale.

(a)           Each Participant shall effect its participation in the sale by promptly delivering to the Selling Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent (i) the type and number of shares of Shares or Registrable Securities, as applicable, which such Participant elects to sell; or (ii) that number of shares of Series A Preferred, Series B Preferred, Series C Preferred or Series C-1 Preferred which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Preferred, Series B Preferred, Series C Preferred or Series C-1 Preferred in lieu of Common Stock, such Participant shall convert such Series A Preferred, Series B Preferred, Series C Preferred or Series C-1 Preferred into Common Stock and deliver Common Stock as provided in this paragraph. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

(b)           The stock certificate or certificates that each Participant delivers to the Selling Stockholder pursuant to Section 3.2(a) shall be transferred to the prospective purchaser in consummation of the sale of the Shares or Registrable Securities, as applicable, pursuant to the terms and conditions specified in the Notice, and the Selling Stockholder shall concurrently therewith remit to such Non-Selling Investor that portion of the sale proceeds to which such Non-Selling Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant, the Selling Stockholder shall not sell to such prospective purchaser or purchasers any Shares or Registrable Securities, as applicable, unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from such Participant on the same terms as described in the Notice.

4.             Exempt Transfers of Shares. The provisions of Sections 2.1, 2.2 and 2.3 shall not apply to: (a) any transfer of Shares or Registrable Securities by any Common Holder or Investor to any one or more of such Common Holder or Investor’s spouse, domestic partner, lineal descendant or antecedent, brother or sister, niece or nephew, adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of such Common Holder or Investor or any other relative (whether by blood or marriage) approved by the Company’s board of directors, or to a trust or trusts for the exclusive benefit of such Common Holder or Investor or those members of Common Holder or Investor’s family or relatives specified in this section, or to any one or more entities, the sole equity owners of which are any one or more of such Common Holder or Investor or those members of such Common Holder or Investor’s family or relatives specified in this section, or to any beneficiary or equity owners of any trust or entity specified in this section; (b) any transfer of Shares or Registrable Securities by way of bequest or inheritance upon death; (c) any sale or transfer of Registrable Securities by an Investor to any one or more of such Investor’s Affiliates; (d) any sale or transfer of Shares or Registrable Securities to the Company; (e) any sale of Shares or Registrable Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”); and (f) any transfer of Shares or Registrable Securities in connection with a Liquidation, as such term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended or restated from time to time); provided, however, that with respect to clauses (a), (b) and (c) hereof, any such transferee shall agree in writing to be bound by and comply with all provisions hereof; and provided further that with respect to clause (a), the Common Holder or Investor shall provide the notice set forth in Section 2.1 hereof, including a description in reasonable detail of the basis for his, her or its determination that such transfer or sale is exempt from the obligations of Sections 2.2 and 2.3 pursuant to this Section 4. Any Shares or Registrable Securities transferred pursuant to clauses (a), and (b) of this Section 4 shall remain “Shares” or “Registrable Securities” hereunder, and such transferee shall be treated as a “Common Holder” or “Investor” for purposes of this Agreement. The transferees to whom a Common Holder or Investor’s Shares or Registrable Securities, as applicable, are transferred or sold in accordance with this Section 4 are collectively referred to as the “Permitted  Transferees.”

5.           Prohibited Transfers of Shares.

5.1.         Prohibited Transfers. In the event a Selling Stockholder should sell any Shares or Registrable Securities, as applicable, in contravention of the co-sale rights of the Non-Selling Investors under Section 2.3 of this Agreement (a “Prohibited Transfer”), each Non-Selling Investor, in addition to such other remedies as may be available at law, in equity, or hereunder, shall have the put option provided for in Section 5.2 below, and the Selling Stockholder shall be bound by the applicable provisions of such option.

5.2.         Put Option. In the event of a Prohibited Transfer, each Non-Selling Investor shall have the right to sell to the Selling Stockholder the type and number of shares of Shares Registrable Securities, as applicable, equal to the number of shares each Non-Selling Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.3 of this Agreement. Such sale shall be made on the following terms and conditions:

(a)           The price per share at which the shares are to be sold by the Non-Selling Investor to the Selling Stockholder shall be equal to the price per share paid by the purchaser to the Selling Stockholder in the Prohibited Transfer. The Selling Stockholder shall also reimburse each Non-Selling Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Non-Selling Investor’s rights under this Section 5.2.

(b)           Within ninety (90) calendar days after the later of the dates on which the Non-Selling Investor (i) received notice of the Prohibited Transfer or (ii) otherwise became aware of the Prohibited Transfer, each Non-Selling Investor shall, if exercising the option created hereby, deliver to the Selling Stockholder the certificate or certificates representing shares to be sold, properly endorsed for transfer.

(c)           The Selling Stockholder shall, within twenty-four (24) hours of delivery of the certificate or certificates for the shares to be sold by an Non-Selling Investor pursuant to this subparagraph 5.2, pay the aggregate purchase price paid by the purchaser to the Selling Stockholder in the Prohibited Transfer and the amount of reimbursable fees and expenses as specified in subparagraph 5.2(a) in cash or by other means acceptable to the Non-Selling Investor.

(d)           Notwithstanding the foregoing, any attempt by the Selling Stockholder to transfer Shares Registrable Securities, as applicable, in violation of Section 2.3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Shares or Registrable Securities, as applicable, without the written consent of the holders of at least a majority of the shares held by the Non-Selling Investors, voting together as a separate class.

6.             Lapse and Reinstatement of Rights. If the Company and the Non-Selling Investors have not exercised the rights of first refusal described in Section 2.2 above as to all of the Shares or Registrable Securities, as applicable, proposed to be sold by the Selling Stockholder, then, subject to the rights of the Participants under Section 3.2, the Selling Stockholder shall have a period of sixty (60) days from the expiration of such rights in which to sell Shares or Registrable Securities, as applicable, specified in the Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Notice, to the third-party transferee(s) identified in the Notice; provided that such transferee agrees to be bound to the provisions of this Agreement as a “Common Holder” or “Investor,” as applicable. In the event Selling Stockholder does not consummate the sale or disposition of the Shares or Registrable Securities, as applicable, within the sixty (60) day period from the expiration of these rights, the Company’s and the Non-Selling Investor’s rights of first refusal and the Non-Selling Investor’s co-sale rights shall continue to be applicable to any subsequent disposition of the Shares or Registrable Securities, as applicable, by the Selling Stockholder until such rights terminate in accordance with the terms of this Agreement.

7.             Legend.

7.1.        Legend. Each certificate representing Shares or Registrable Securities, as applicable, shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

7.2.        Transfer Agent Notification. Each Common Holder and Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

7.3.        Legend Removal. At any time after the termination of this Agreement in accordance with Section 8, any holder of a stock certificate legended pursuant to this section may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

8.             Termination. This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) the occurrence of a Liquidation; or (b) a sale by the Company of Company common stock to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

9.             Miscellaneous.

9.1.        Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions of Delaware or any other jurisdiction.

9.2.        Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement. The right of first refusal granted under Section 2.2 of this Agreement may not be assigned or transferred.

except that such right is assignable in the case of any Investor, (i) by such Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by, or under common control with, any such Investor; (ii) by such Investor to any Permitted Transferee of such Investor of the type described in clause (a) and (b) of Section 4; or (iii) by such Investor to any one or more of the other Investors; provided, that in no event shall any Investor assign the right of first refusal granted hereunder to any person or entity that directly or indirectly is a supplier, customer or competitor of the Company or any of the Company’s subsidiaries.

9.3.        Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes and replaces in its entirety the Prior Agreement.

9.4.        Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or confirmed facsimile, addressed (a) if to an Investor, at such Investor’s address set forth on the signature page hereto, or at such other address as such Investor shall have furnished to the Company in writing, (b) if to a Common Holder, to such Common Holder’s address set forth on the signature page hereto, or at such other address as such Common Holder shall have furnished to the Company in writing, or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, if notice is provided by facsimile, it shall be deemed to be delivered upon receipt by the sender of confirmation of facsimile transmission, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

9.5.        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.6.        Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.7.         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

9.8.         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.9.         Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (a) the Company, (b) the Common Holders holding at least a majority of the Common Stock held by all Common Holders (assuming for this purpose that each Common Holder holds, in addition to all then outstanding shares of Common Stock held by such Common Holder, all shares of Common Stock issuable upon the conversion, exercise or exchange of the then vested portion of all securities of the Company convertible into, or exercisable or exchangeable for, Common Stock then held by such Common Holder), and (c) any individual Investor or group of Investors holding, in the aggregate, at least sixty percent (60%) of the then outstanding Series C Preferred and Series C-1 Preferred (voting together as a single class) held by all Investors; provided that no such amendment or waiver shall adversely affect any Investor or Common Holder in a different manner relative to the other Investors or Common Holders of the same class or series unless such amendment is agreed to in writing by such adversely affected Investor or Common Holder. Notwithstanding the foregoing, the Company may update and amend Exhibit A or Exhibit B to this Agreement and add parties to this Agreement as Common Holders upon execution by such parties of a signature page to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor, the Common Holders, and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

9.10.       Additional Parties. The Company shall use its commercially reasonable efforts to have each of holder of Common Stock who owns one percent (1%) or more of the outstanding Common Stock become a party to this Agreement as a Common Holder. The Common Holders, the Investors and the Company hereby agree that each such Common Holder, by executing a Joinder Agreement in the form attached hereto as Exhibit C, shall automatically be joined as a party hereto pursuant to this Section 9.10 without the need to obtain the consent of any party, and shall be deemed to be a Common Holder for all purposes hereof.

9.11.       Aggregation of Stock. All shares of stock of the Company held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

TETRALOGIC PHARMACEUTICALS CORPORATION

By:	/s/ John M. Gill
	Name:	John M. Gill
	Its:	Chief Executive Officer

Address:	343 Phoenixville Pike
Malvern, PA 19355

INVESTORS:

ONC PARTNERS, L.P.

By:	/s/

Name:	ONC General Partner Limited
(print)
Title:	General Partner

Address: 26 New Street, St Helier, JE2 3RA, New Jersey

NEXTECH III ONCOLOGY, LPCI

By:	/s/

Name:	Nextech III GP Ltd
(print)
Title:	General Partner

Address: Scheuchzerstrasse 35 - CH - 8006 Zurich, Switzerland

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

PFIZER INC.

By:	/s/ Barbara J. Dalton

Name:	Barbara Dalton
(print)
Vice President, venture Capital
Title:	Worldwide Business Development & Innovation

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

CLARUS LIFESCIENCES II, L.P.

By:	Clarus Ventures II GP, LP, its General Partner

By:	Clarus Ventures II, LLC, its General Partner

By:	/s/

Name:
(print)

Title:

Address: c/o Clarus Ventures, LLC 101 Main Street, Suite 1210 Cambridge MA 02142

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

HATTERAS VENTURE PARTNERS III, LP

By:	HATTERAS VENTURE ADVISORS, LLC, ITS
GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address: c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

HATTERAS VENTURE AFFILIATES III, LP

By:	HATTERAS VENTURE ADVISORS, LLC, ITS
GENERAL PARTNER

Signature:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Manager

Address: c/o Hatteras Venture Partners 280 S. Mangum Street, Suite 350 Durham, NC 27701

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

LATTERELL VENTURE PARTNERS III, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III ASSOCIATES, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III PARTNERS, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

Address: 1 Embarcadero Center
Suite 4050
San Francisco, CA 94111

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells

Name:	John E. Runnells

Its:	Authorized Signatory

VERTICAL FUND II L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By:	The Vertical Group GPHC, LLC
Its:	General Partner

By:	/s/ John E. Runnells

Name:	John E. Runnells

Its:	Authorized Signatory

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

QUAKER BIOVENTURES, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

QUAKER BIOVENTURES TOBACCO FUND, L.P.

By:	QUAKER BIOVENTURES CAPITAL, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

BIOADVANCE VENTURES, L.P.

By:	BIOADVANCE GP I, L.P., its general partner

By:	QUAKER BIOADVANCE MANAGEMENT, L.P.,
Its general partner

By:	QUAKER BIOVENTURES CAPITAL, LLC,
Its general partner

By:	/s/ Brenda D. Gavin

Name:	Brenda D. Gavin

Title:	Partner

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

AMGEN VENTURES LLC

By:	/s/ Janis C. Naeve

Name:	Janis C. Naeve
(print)
Title:	Managing Director

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

/s/ George McLendon
GEORGE MCLENDON

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

PECORA AND COMPANY, LLC

By:	/s/ Andrew L. Pecora

Name:	Andrew L. Pecora
(print)
Title:	Chairman

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P.,
Its General Partner

By:	/s/ Jeffrey B. Steinberg
Name:	Jeffrey B. Steinberg
Title:	Administrative Partner

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

NOVITAS CAPITAL III, L.P.

By:	Novitas Capital III GP, L.P.,
Its General Partner

By:	Novitas Capital III GP, Manager, LLC,
Its General Partner

By:	/s/ Paul J. Schmitt

Name:	Paul J. Schmitt
(print)
Title:	Managing Director

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

KAMMERER & ASSOCIATES, LP

By:	/s/ Rudolph Kammerer

Name:	Rudolph Kammerer
(print)
Title:	Manager

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

COMMON STOCKHOLDERS:

/s/ George McLendon
GEORGE MCLENDON

Heather McLendon Irrevocable Trust

By:	/s/ George McLendon

Name:	George McLendon
(print)
Title:	Trustee

Audrey McLendon Irrevocable Trust

By:	/s/ George McLendon

Name:	George McLendon
(print)
Title:	Trustee

/s/ Terry McLendon
TERRY MCLENDON

/s/ John M. Gill
JOHN M. GILL

/s/ Mark McKinlay
MARK MCKINLAY

[SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

Exhibit A

COMMON HOLDERS

George McLendon, Ph.D.

John M. Gill

Heather McLendon Irrevocable Trust

Audrey McLendon Irrevocable Trust

Mark McKinlay

Terry McLendon

T. Kavitha Rani

Susan Billings

Lynne and Alex Georgopoulos

David Weng

Alexei Degterev

Junying Yuan

Yigong Shi

A-1

Exhibit B

INVESTORS

ONC Partners, L.P.

Nextech III Oncology, LPCI

Pfizer, Inc.

Clarus Lifesciences II, L.P.

Hatteras Venture Partners III, LP

Hatteras Venture Affiliates III, LP

Latterell Venture Partners III, L.P.

LVP Associates, L.P.

LVP III Partners, L.P.

Vertical Fund I, L.P.

Vertical Fund II, L.P.

Quaker BioVentures, L.P.

Quaker BioVentures Tobacco Fund, L.P.

BioAdvance Ventures, L.P.

Amgen Ventures LLC

HealthCare Ventures VII, L.P.

Novitas Capital III, L.P.

Kammerer & Associates, L.P.

George McLendon

Pecora and Company, LLC

B-1

Exhibit C

JOINDER AGREEMENT

I,                                                , a holder of shares of Common Stock of TetraLogic Pharmaceuticals Corporation, hereby agree to become a “Common Holder” pursuant to that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of May     , 2011 (as amended and/or restated from time to time), and further agree to be bound by and subject to all of the terms and conditions thereof, in my capacity as a Common Holder thereunder.

Date:

C-1